UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  January 5, 2006 (January 3, 2006)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

               1-804   13-1885030

    (Commission File Number) (IRS Employer Identification No.)

         200 Park Avenue, New York, New York    10166

      (Address of Principal Executive Offices)     (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05            Costs Associated with Exit or Disposal Activities

On January 3, 2006, Sequa Corporation (“Sequa”) announced that its ARC Automotive, Inc. unit (“ARC Automotive”) will transfer the production of energetic materials for airbag inflators from its Camden, Arkansas facility to plants in Reynosa, Mexico and Xi’an, China.  Within the first quarter of 2006, approximately 300 manufacturing and administrative employees will be released resulting in a severance charge of approximately $1.3 million.  Approximately 40 employees will continue to work at the Camden facility to support remaining operations.  ARC Automotive does not anticipate any material asset impairment charges with respect to the transfer of production.

Item 9.01            Financial Statements and Exhibits.

(c)                        Exhibits.  The following exhibit is filed herewith and incorporated herein by reference:

                        99.                        Press release of Registrant dated January 3, 2006.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SEQUA CORPORATION

                        By: /s/ Howard M. Leitner

                          Howard M. Leitner

                          Senior Vice President, Finance

Dated:  January 5, 2006